Consulting Services Agreement

This Consulting Services Agreement (this “Agreement”) is entered into as of September 18, 2013, by and between Norfolk Southern Corporation (“the Corporation”) and John P. Rathbone (“Executive”).

WITNESSETH:

WHEREAS, Executive has highly specialized skills which are valuable to the Corporation;

WHEREAS, the Corporation and its Board of Directors desire to engage Executive for certain consulting services and, in consideration of Executive entering into this Agreement and fulfilling its terms, to provide payment for such services as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Consulting Services

(a)  For a one-year period beginning November 1, 2013 (the date of Executive’s retirement), Executive agrees to provide consulting services commensurate with his status and experience with respect to matters as shall be reasonably requested from time to time by the chief executive officer, the president or the chief financial officer of the Corporation, including matters related to (i) transition of his duties and responsibilities as the Corporation’s chief financial officer to his successor, (ii) strategic acquisitions, dispositions, capital raising activities and major financings; and (iii) business strategy planning.  Executive shall honor any such request unless he has a conflicting commitment that would preclude him from performing such services at the time and/or place requested by the Corporation, and in such circumstances shall make reasonable efforts to arrange a mutually satisfactory alternative.  The Corporation will use reasonable efforts not to require the performance of consulting services in any manner that unreasonably interferes with the activities of Executive.

(b)  The Corporation may request a one-year extension of consulting services, as may be mutually agreed upon by and between the Corporation and the Executive.

(c)  The Corporation agrees to pay Executive $550,000 for the first one-year period set forth in paragraph 1(a) of this Agreement, and such payment will be made in monthly installments beginning in the month following commencement of such services.

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In the event the Corporation requests an extension of consulting services pursuant to paragraph 1(b) of the Agreement, the Corporation agrees to pay Executive $400,000 in monthly installments for the second one-year period.

2.     Relinquishment of Change in Control Agreement

In consideration of the benefits provided under this Agreement, Executive agrees to relinquish and hereby waives any and all rights provided under the Amended and Restated Change in Control Agreement effective as of December 31, 2008, between Executive and the Corporation providing economic protections in the event of Executive’s termination during a two-year period immediately following a change in control (“Change in Control Agreement”).  This relinquishment and waiver of the Change in Control Agreement shall be effective as of the date of this Agreement.

3.     Non-Competition and Non-Solicitation

(a) Executive covenants and agrees from November 1, 2013, for a period of three years thereafter, Executive will not work for or provide services for any Competitor, on his or her own behalf or in the service of or on behalf of others, including, but not limited to, as a consultant, independent contractor, owner, officer, partner, join venture or employee, at any time.  For purposes of this Agreement, “Competitor” shall mean any entity in the same line of business as the Corporation in the North American markets in which the Corporation or any of its subsidiaries or affiliates competes, including, but not limited to, any North American Class I rail carrier, any other rail carrier competing with the Corporation (including without limitation a holding or other company that controls or operates or is otherwise affiliated with any rail carrier competing with the Corporation or any of its subsidiaries or affiliates), and any other provider of transportation services competing with the Corporation or any of its subsidiaries or affiliates, including motor and water carriers.

(b)  Executive also covenants and agrees from November 1, 2013, for a period of three years thereafter, Executive will not, on his own behalf or in the service of or on behalf of others, including, but not limited to, as a consultant, independent contractor, owner, partner, joint venture or employee, (i) solicit, recruit, entice or persuade any employee of the Corporation or any of its subsidiaries or affiliates (other than persons employed in a clerical or other nonprofessional position) to leave the employment of the Corporation or any of its subsidiaries or affiliates, or recommend or refer any employees of the Corporation or any of its subsidiaries or affiliates for employment consideration to others, or (ii) solicit, entice, persuade or induce any person or entity doing business with the Corporation or any of its subsidiaries or affiliates to terminate or refrain from extending or renewing such relationship.

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4.  Cooperation and Non-Disclosure

(a)  Executive covenants and agrees to refrain from any action which would breach the fiduciary or other duty Executive owes the Corporation by virtue of his employment or former employment.  Each of Executive and the Corporation agree to cooperate fully with the other party in any matters that have given or may give rise to a legal claim against such other party and of which such party is knowledgeable.  This would require Executive and the Corporation, as the case may be, without limitation, to:

(i) make himself or itself available upon reasonable request to provide information and assistance to the other party on such matters without additional compensation, except for out-of-pocket costs, provided that reasonable compensation shall be provided as mutually agreed if such assistance requires a significant amount of time; and

(ii)  notify the other party promptly of any requests for information related to any pending or potential legal claim or litigation involving the other party, reviewing any such request with the other party prior to disclosing any such information, and permitting the other party to be present during any communication of such information.

(b)  Executive further covenants and agrees that any confidential or proprietary information acquired by him during his employment with the Corporation is the exclusive property of the Corporation, and Executive acknowledges that he has no ownership interest or right of any kind to said property.  Except as otherwise required by law, Executive agrees that he will not actively use, and that he will not, either directly or indirectly, disclose, divulge to any unauthorized party for his own benefit or to the detriment of the Corporation, any confidential or proprietary information (as defined herein) of the Corporation which he may have acquired during his employment with the Corporation, whether or not developed or compiled by the Corporation, and whether or not Executive was authorized to have access to such information.

(c)  For the purposes of this Section 4, “confidential/proprietary information” is any information or intellectual property acquired by Executive as a result of his employment with the Corporation such that if such information or intellectual property were disclosed, such disclosure could act to the prejudice of the Corporation.

(d)  Executive agrees that if he believes that he is required by law or otherwise to reveal any confidential or proprietary information of the Corporation, he or his attorney will promptly contact the Corporation’s Law Department prior to disclosing such information in order that the Corporation can take appropriate steps to safeguard the disclosure of such confidential and proprietary information.

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(e)  Nothing in this Agreement should be construed, either expressly or by implication, as limiting the maximum protections which may be available to the Corporation under appropriate state and federal common law or statute concerning the obligations and duties of Executive to protect the Corporation’s property and/or confidential and proprietary information, including, but not limited to, under the Virginia Uniform Trade Secrets Act (Va. Code § 59.1-336, et. seq.)

(f)  Notwithstanding anything herein to the contrary, each party to this Agreement may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions covered by this Agreement and all materials of any kind that are provided to the party relating to such tax treatment and tax structure.

5.  Injunctive Relief

Executive acknowledges and agrees that the breach of this Agreement, or any portion thereof, may result in irreparable harm to the Corporation, the monetary value of which could be difficult to establish.  Executive therefore agrees and consents that the Corporation shall be entitled to injunctive relief or such other equitable relief as is necessary to prevent a breach by Executive of any of the covenants or provisions contained in this Agreement.  Nothing contained in this provision shall be construed as prohibiting the Corporation from pursuing any legal remedies available to the Corporation for such breach of this Agreement, including the recovery of damages from the Executive.

6.  Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

7.  Amendments and Termination

This Agreement may be amended, supplemented and terminated only by a written instrument duly executed by all of the parties.

8.  Waiver

The failure of either party to insist upon strict performance of any of the terms and conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

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9.  Severability

If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision hereof.  This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

10.  Assignment

The obligations set forth in this Agreement cannot be assigned by either party, except in connection with a merger, reorganization or sale of substantially all of the assets of the Corporation.

11.  Entire Agreement

This Agreement constitutes the entire understanding among the parties with respect to the subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter.

This Agreement will become effective upon its execution by both parties.

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          IN WITNESS WHEREOF, this Agreement is executed and delivered in duplicate on behalf of the Corporation by its officer thereunto duly authorized, and Executive has indicated his acceptance of and intent to be bound by this Agreement in the space provided below, as of the day and year first above written.

NORFOLK SOUTHERN CORPORATION

By:  /s/ C. Wick Moorman

            C. Wick Moorman

EXECUTIVE

By:    /s/ John P. Rathbone

             John P. Rathbone

Dated:  September 20, 2013

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